As filed with the Securities and Exchange Commission on July 5, 2006

Registration No. ____________

________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under the Securities Act of 1933

INTERTAPE POLYMER GROUP INC.

(exact name of registrant as specified in its charter)

Canada

None

(State or other jurisdiction

(I.R.S. Employer

of incorporation or organization)

Identification No.)

9999 Cavendish Boulevard, Suite 200

Ville St. Laurent, Quebec, Canada H4M 2X5

(Address of Principal Executive Offices, including Zip Code)

Amended Executive Stock Option Plan

(Full title of the plan)

Burgess H. Hildreth

Intertape Polymer Group Inc.

3647 Cortez Road West

Bradenton, Florida  34210

(Name and address of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Shares, no par value approved for issuance under the Amended Executive Stock Option Plan	732,877	$6.79(2)	$4,976,234.83	$532.46

(1)

This Registration Statement covers an aggregate of 732,877 shares of Common Stock of Intertape Polymer Group Inc. to be issued under its Amended Executive Stock Option Plan.

(2)

Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low prices of the Common Shares of Intertape Polymer Group Inc. as reported on the New York Stock Exchange on June 30, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1:  Plan Information

The documents containing the information specified in this Part I will be sent or given to employees eligible to participate in the Amended Executive Stock Option Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).  These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2:  Registrant Information and Employee Plan Annual Information

Intertape Polymer Group Inc. will provide a written statement to participants in the Amended Executive Stock Option Plan, advising them of the availability without charge, upon written or oral request, copies of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which documents are incorporated by reference in the Section 10(a) prospectus, as well as copies of other documents required to be delivered to employees pursuant to Rule 428(b) of the Securities Act.  Requests should be directed to Burgess H. Hildreth, Intertape Polymer Group Inc., 3647 Cortez Road West, Bradenton, Florida 34210.  Intertape Polymer Group Inc.’s telephone number is 877-318-5752.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3:  Incorporation of Certain Documents by Reference

Intertape Polymer Group Inc. hereby incorporates by reference in this Registration Statement the following documents filed by it with the Securities and Exchange Commission (the "Commission"):

(1)

Annual Report on Form 40-F for the fiscal year ended December 31, 2005 filed March 31, 2006.

(2)

The description of Intertape Polymer Group Inc.’s common shares contained in Form 8-A filed November 13, 1991, File No. 001-10928, including any amendment or report updating this description.

(3)

2006 First Quarterly Report on Form 6-K filed May 10, 2006.

(4)

Reports on Form 6-K filed May 1, 2006, May 4, 2006, May 5, 2006, May 9, 2006, May 17, 2006, May 25, 2006, and June 14, 2006.

(5)

All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by Intertape Polymer Group Inc.’s annual report referenced in (1) above.

All documents subsequently filed by Intertape Polymer Group Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered under the Amended Executive Stock Option Plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4:  Description of Securities

Not applicable.

Item 5:  Interests of Named Experts and Counsel

None of the following experts or counsel has, nor shall any of them receive, any interest that would require disclosure in this Registration Statement.

Certain legal matters relating to Canadian law will be passed upon for Intertape Polymer Group Inc. by Stikeman Elliott LLP, Montreal, Quebec, Canada.  Michael L. Richards, a Director of Intertape Polymer Group Inc., is a senior partner in the law firm of Stikeman Elliott LLP.

The financial statements and the related financial statement schedules included in or incorporated by reference in this Registration Statement, to the extent and for the periods indicated in their reports, have been audited by Raymond Chabot Grant Thornton, LLP, independent chartered accountants, Montreal, Quebec, Canada.

Item 6:  Indemnification of Directors and Officers

Under the Canada Business Corporations Act, Intertape Polymer Group Inc. may indemnify its present or former directors or officers or other persons who act or acted at Intertape Polymer Group Inc.’s request as a director or officer, or a person acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, investigative or other proceeding in which he or she is involved because of his or her association with Intertape Polymer Group Inc. or such other entity, and provided that he or she acted honestly and in good faith with a view to Intertape Polymer Group Inc.’s best interests or, as the case may be, to the best interests of the other entity for which he or she acted as a director or officer or in a similar capacity at Intertape Polymer Group Inc.’s request, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, if he or she had reasonable grounds for believing that his or her conduct was lawful. Intertape Polymer Group Inc. may, with the approval of a court, indemnify the foregoing persons in respect of an action by or on behalf of Intertape Polymer Group Inc. or other entity to procure a judgment in its favor, to which the person is made a party because of the person’s association with Intertape Polymer Group Inc. or other entity, as described above, against all costs, charges and expenses reasonably incurred by the person in connection with such action, subject to certain conditions being fulfilled to the satisfaction of the court. Notwithstanding the foregoing, present or former directors or officers of Intertape Polymer Group Inc., or other persons who act or acted at Intertape Polymer Group Inc.’s request as a director or officer, or a person acting in a similar capacity, of another entity, are entitled to indemnification from Intertape Polymer Group Inc. in respect of all costs, charges and expenses reasonably incurred by such person in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the person is subject because of the person’s association with Intertape Polymer Group Inc. or other entity as described above, if the person seeking indemnification was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the person ought to have done, and provided that the person acted honestly and in good faith with a view to Intertape Polymer Group Inc.’s best interests or, as the case may be, to the best interests of the other entity for which the person acted as a director or officer or in a similar capacity at Intertape Polymer Group Inc.’s request, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, if the person had reasonable grounds for believing that his or her conduct was lawful.

The by-laws of Intertape Polymer Group Inc. provide that, except in respect of an action by or on behalf of Intertape Polymer Group Inc. or another body corporate, and subject to the limitations contained in the Canada Business Corporations Act, Intertape Polymer Group Inc. shall indemnify each director and officer of Intertape Polymer Group Inc. and each former director and officer of Intertape Polymer Group Inc. and each person who acts or acted at Intertape Polymer Group Inc.’s request as a director or officer of another body corporate and any person who acts or acted in a similar capacity of another body corporate, and his heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other proceeding to which he or she is involved because of that association with Intertape Polymer Group Inc. or another body corporate, as the case may be, if (i) he or she acted honestly and in good faith with a view to the best interests of Intertape Polymer Group Inc. or, as the case may be, to the best interests of another body corporate for which he or she acted as a director or officer or in a similar capacity at Intertape Polymer Group Inc.’s request, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. Intertape Polymer Group Inc. may also indemnify such person in such other circumstances as the Canada Business Corporation Act or law permits or requires.  The by-laws do not limit the right of any person entitled to indemnification to claim indemnity apart from the provisions of the by-laws.

A directors’ and officers’ liability insurance policy is maintained by Intertape Polymer Group Inc., which insures directors and officers for losses as a result of claims against the directors and officers of Intertape Polymer Group Inc. in their capacity as directors and officers and also reimburses Intertape Polymer Group Inc. for payments made pursuant to the indemnity provisions under the Canada Business Corporation Act and the By-Laws of Intertape Polymer Group Inc.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, Intertape Polymer Group Inc. has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against United States public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable in the United States.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 7:  Exemption from Registration Claimed

Not applicable.

Item 8:  Exhibits

Exhibit

Number

Document Description

4.1

Amended Executive Stock Option Plan

5.1

Opinion of Stikeman Elliott LLP regarding legality of securities being registered

23.1

Consent of Counsel (Contained in Exhibit 5.1)

23.2

Consent of Independent Chartered Accountants

24.1

Power of Attorney (included on Signature Page of this

Registration Statement)

Item 9.  Undertakings

(a)

The undersigned, Intertape Polymer Group Inc., hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Paragraphs 1(i) and 1(ii) above do not apply, however, if the information required to be included in a post-effective amendment by this paragraph is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

Filings Incorporating Subsequent Exchange Act Documents by Reference. The undersigned, Intertape Polymer Group Inc., hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Incorporated Annual and Quarterly Reports.  The undersigned, Intertape Polymer Group Inc., hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)

Indemnification for Liabilities.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Intertape Polymer Group Inc., pursuant to the foregoing provisions, or otherwise, Intertape Polymer Group Inc. has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by Intertape Polymer Group Inc. of expenses incurred or paid by a director, officer or controlling person of Intertape Polymer Group Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Intertape Polymer Group Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Intertape Polymer Group Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bradenton, State of Florida, on June 2, 2006.

INTERTAPE POLYMER GROUP INC.

(Registrant)

By:/s/ Andrew M. Archibald

Name:

Andrew M. Archibald, C.A.

Title:

Chief Financial Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Andrew M. Archibald or H. Dale McSween and each of them, as his true and lawful attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign in the name and on behalf of such person individually and in the capacities stated below, any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Melbourne F. Yull Melbourne F. Yull	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	June 2, 2006
/s/ Andrew M. Archibald Andrew M. Archibald, C.A.	Chief Financial Officer and Secretary (Principal Financial Officer)	June 2, 2006
/s/ Victor DiTommaso Victor DiTommaso, CPA	Vice President, Finance (Chief Accounting Officer)	June 2, 2006
/s/ Michael L. Richards Michael L. Richards	Director	June 30, 2006
/s/ Ben J. Davenport, Jr. Ben J. Davenport, Jr.	Director	June 7, 2006
/s/ L. Robbie Shaw L. Robbie Shaw	Director	June 5, 2006

/s/ Gordon R. Cunningham Gordon R. Cunningham	Director	June 5, 2006
/s/ John E. Richardson John E. Richardson	Director	June 5, 2006
/s/ Thomas E. Costello Thomas E. Costello	Director	June 1, 2006
/s/ Burgess H. Hildreth Burgess H. Hildreth	United States Authorized Representative	June 2, 2006

EXHIBIT INDEX

Exhibit Number	Document Description	Exhibit Appears at Sequentially Numbered Page
4.1	Amended Executive Stock Option Plan	13
5.1	Opinion of Stikeman Elliott LLP regarding legality of Securities being registered	17
23.1	Consent of Counsel (contained in Exhibit 5.1)	N/A
23.2	Consent of Independent Chartered Accountants	18
24.1	Power of Attorney	10

EXHIBIT 4.1

INTERTAPE POLYMER GROUP INC.

EXECUTIVE STOCK OPTION PLAN

(as amended and consolidated to June 2, 2004)
(number of options increased to 4,094,538 effective February 19, 2004)

1.

PURPOSE OF THE PLAN

The purpose of the Amended Executive Stock Option Plan (the “Plan”) of Intertape Polymer Group Inc. (the “Company”) is:

(a)

to promote a proprietary interest in the Company and its subsidiaries among their executives and directors;

(b)

to encourage the executives and directors of the Company and of its subsidiaries to further the development of the Company and its subsidiaries; and

(c)

to attract and retain the key employees necessary for the Company’s and its subsidiaries’ long-term success.

2.

ADMINISTRATION

The Plan shall be administered by the Board of Directors of the Company (the “Board”). The Board shall have full and complete authority to interpret the Plan and to prescribe such rules and regulations and make such other determinations as it deems necessary or desirable for the administration of the Plan. All decisions and determinations of the Board respecting the Plan shall be binding upon the Optionees (as hereinafter defined) and Directors (as hereinafter defined) and conclusive.

3.

ELIGIBILITY AND PARTICIPATION

The Board will designate those eligible employees who may participate in the Plan. Generally, participation in the Plan will be limited to those positions that can have a significant impact on the Company’s or its subsidiaries’ long-term results. Directors (as hereinafter defined) will be eligible under the Plan to receive grants in accordance with Section 5 hereof.

4.

DESCRIPTION AND NUMBER OF SECURITIES OFFERED

The shares offered shall be “Common Shares” (the “Shares”) of the Company. The total number of Shares reserved for issuance under the Plan shall be 4,094,538 Shares of the Company. The number of Shares of the Company so reserved for issuance to any one person shall not exceed five percent (5%) of the issued and outstanding Shares of the Company and the number of Shares issuable to any one insider and such insider’s associates within a one-year period shall not exceed 5% of outstanding Shares. The number of Shares reserved for issuance pursuant to stock options granted to insiders under the Plan or any other compensation arrangement of the Company shall not exceed 10% of the outstanding Shares and the number of Shares issuable to insiders within a one-year period under the Plan or any other compensation arrangement of the Company shall not exceed 10% of the outstanding Shares.

5.

GRANTS

The Board shall designate from time to time from among the eligible employees those employees (the “Optionees”) and the directors of the Company and of its subsidiaries (collectively, the "Directors" and individually, a "Director") to whom a grant (the “Grant”) shall be made. The Board shall determine, at its discretion, the number of Shares to which such Grant relates, with reference inter alia to the Market Value of the Shares and taking into consideration, with respect to an Optionee, the Optionee’s base salary.

The Board shall determine, with respect to a Grant, at its discretion:

(i)

subject to the provisions hereof, the terms and conditions attaching thereto; and

(ii)

the date on which such Grant becomes effective.

The aggregate maximum number of options to purchase Shares that may be granted under the Plan to Directors who are not part of management shall not exceed one percent (1%) of outstanding Shares of the Company.

6.

PRICE OF THE SHARES

For the purposes of the Plan, “Market Value” shall mean the average of the closing price of the Shares on The Toronto Stock Exchange and the New York Stock Exchange (collectively, the “Exchanges”) for the day immediately preceding the effective date of the Grant, subject to the rules and policies of the Exchanges. Notwithstanding the foregoing, the Market Value shall not be lower than the closing price of the Shares on The Toronto Stock Exchange for the day immediately preceding the effective date of the Grant.

The price of the Shares to be purchased through the exercise of an option shall be determined by the Board. The Board may determine different price for different Grants, but any such price shall never be less than the Market Value. The options granted under the Plan may not at any time be repriced.

7.

OPTION PERIOD

The options granted by the Board shall expire not later than ten (10) years after the effective date of the Grant. The options granted to Optionees shall not be exercisable immediately on the effective date of such Grant, but shall vest twenty-five percent (25%) per year over four (4) years. Accordingly, twenty-five percent (25%) of the options so granted to Optionees shall be exercisable on or after the first anniversary of the effective date of the Grant and a further twenty-five percent (25%) of the options so granted shall be exercisable on or after each of the second, third and fourth anniversaries of the effective date of the Grant. The options granted to Directors, who are not officers of the Corporation, shall vest as to twenty-five percent (25%) of the options so granted to Directors on the effective date of the Grant and a further twenty-five percent (25%) of the options so granted shall be exercisable on or after each of the first, second and third anniversaries of the effective date of the Grant

Unless otherwise determined by the Board, all vested options under a particular Grant which have not been previously exercised or canceled shall expire twenty-four (24) months after the date of vesting of the last tranche of such Grant.

8.

PAYMENT OF THE SHARES

Each Optionee and each Director must pay in full for the Shares purchased by way of exercising an option under the Plan.

9.

TERMINATION OF EMPLOYMENT, RETIREMENT AND DEATH

9.1

When an Optionee ceases to be an employee of the Company or one of its subsidiaries, for any reason other than retirement or death, the Optionee shall be entitled to exercise, within a period of three (3) months from termination of employment, the options that have vested to the Optionee as at the time of termination. All of the Optionee’s non-vested options shall be immediately canceled.

9.2

When a Director ceases to be a Director, such Director shall be entitled to exercise, within a period of three (3) months from such an event, the options that have vested to the Director at the time such Director ceases to be a Director. All the Director’s non-vested options shall be immediately canceled.

9.3

In the case of retirement, the Optionee shall be entitled to exercise, within a period of twelve (12) months from retirement, the options that have vested to the Optionee as at the time of retirement. All of the Optionee’s non-vested options shall be immediately canceled.

9.4

In the case of an Optionee’s or Director ’s death, the estate of the Optionee or Director shall be entitled to exercise, within a period of twelve (12) months from death, any option for which rights have vested to the Optionee or Director as at the time of death. All of the Optionee’s or Director’s non-vested options shall be immediately canceled.

10.

DURATION, AMENDMENT OR TERMINATION OF PLAN

Subject to the approval of The Toronto Stock Exchange, the Board may amend or terminate the Plan at any time but, in such event, the rights of Optionees or Directors related to any options granted but unexercised under the Plan shall be preserved and maintained and no amendment can confer additional benefits upon Optionees or Directors or other eligible employees without prior approval by the shareholders of the Company.

11.

OFFER FOR SHARES OF THE COMPANY

In the event that, at any time, a bona fide offer to purchase all or part of the Shares outstanding is made to all holders of Shares, notice of such offer shall be given by the Company to each Optionee and Director and all granted but unexercised options will become exercisable immediately, but only to the extent necessary to enable an Optionee or Director to tender his/her Shares should he/she so desire.

12.

SUBDIVISION, CONSOLIDATION, CONVERSTION OR RECLASSIFICATION

In the event that the Shares of the Company are subdivided, consolidated, converted or reclassified by the Company, or that any other action of a similar nature affecting such Shares is taken by the Company, any unexercised option shall be appropriately adjusted, and the number of Shares reserved for issuance under the Plan shall be adjusted in the same manner.

13.

NECESSARY APPROVAL

The Company’s obligation to issue and deliver Shares in accordance with the Plan, as well as any amendment thereto, is subject to the approval of regulatory authorities having jurisdiction over the Company’s Shares.

14.

RIGHT NON-ASSIGNABLE

The rights of an Optionee or a Director pursuant to the provisions of this Plan are non-assignable.

15.

GOVERNING LAW

The provisions of the Plan shall be interpreted in accordance with the laws of the Province of Quebec.

16.

PARTICIPATION VOLUNTARY

16.1

The participation of an Optionee or Director in the Plan is entirely voluntary and non obligatory and shall not be interpreted as conferring upon any such Optionee or Director any rights or privileges other than those rights and privileges expressly provided in the Plan.

16.2

The Plan does not provide any guarantee against any loss or profit which may result from fluctuation in the Market Value of the Shares.

EXHIBIT 5.1

Stikeman Elliott LLP Opinion

[Stikeman Elliott LLP Letterhead]

June 30, 2006

Intertape Polymer Group Inc.

9999 Cavendish Boulevard, Suite 200

Ville St. Laurent, Québec, Canada  H4M 2X5

Re: REGISTRATION STATEMENT ON FORM S-8

Dear Sirs/Madames:

We have reviewed the registration statement on Form S-8 to be filed by Intertape Polymer Group Inc. (the "Registrant"), with the Securities and Exchange Commission on or about July 3, 2006 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 732,877 Common Shares, no par value (the "Option Shares"), of the Registrant issuable pursuant to the Registrant’s Amended Executive Stock Option Plan (the "Plan").

As the Registrant’s Canadian general counsel, we have examined such corporate records, certificates and other documents and such questions of law, as we have considered necessary or appropriate for the purposes of the following opinion.  In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Upon the basis of such examination, it is our opinion that the Option Shares, when issued in accordance with the terms of the Plan and any agreement evidencing the options being exercised, will be validly issued, fully-paid and non-assessable.

The foregoing opinion is limited to the laws of the Province of Quebec and the federal laws of Canada and we are expressing no opinion as to the effect of the laws of any other jurisdiction.  We have relied as to certain matters on information obtained from officials of the Registrant and other sources believed by us to be responsible.

We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement and to the use of our name whenever appearing in the Registration Statement and any documents incorporated therein by reference, and any amendments to the Registration Statement.

Yours very truly,

STIKEMAN ELLIOTT LLP

/s/ Stikeman Elliott LLP

EXHIBIT 23.2

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended Executive Stock Option Plan of Intertape Polymer Group Inc. of our report dated February 28, 2006, on the Consolidated Financial Statements of Intertape Polymer Group Inc., included in the Annual Report on Form 40-F filed with the Securities and Exchange Commission on March 31, 2006.

/s/ Raymond Chabot Grant Thornton LLP

Chartered Accountants

Montréal, Canada

June 21, 2006

ORLDOCS 10275888 1